Exhibit 99.1
SINA Reports Fourth Quarter and Fiscal Year 2006 Financial Results

Shanghai, China— (PR Newswire)—February 7, 2007—SINA Corporation (Nasdaq: SINA), a leading online media company and mobile value-added service (MVAS) provider for China and for the global Chinese communities, today announced its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2006.
Fourth Quarter 2006 Highlights
•	Net revenues increased 9% year-over-year and increased 1% quarter-over-quarter to $56.4 million, exceeding the Company’s previous guidance between $53.0 million and $56.0 million.

•	Advertising revenues grew 43% year-over-year and 9% quarter-over-quarter to $35.7 million, exceeding the Company’s previous guidance between $34.0 million and $35.0 million.

•	Non-advertising revenues decreased 23% year-over-year and decreased 12% quarter-over-quarter to $20.7 million, within the Company’s previous guidance between $19.0 million and $21.0 million.

•	GAAP net income was $11.7 million or $0.20 diluted net income per share, compared to $13.8 million or $0.24 diluted net income per share in the same period last year.

•	Non-GAAP net income was $15.2 million or $0.26 non-GAAP diluted net income per share, compared to $12.4 million or $0.21 non-GAAP diluted net income per share in the same period last year. Non-GAAP measures are disclosed below and reconciled to the corresponding GAAP measures in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
Fiscal 2006 Highlights
•	Net revenues increased 10% year-over-year to $212.9 million.

•	Advertising revenues grew 41% year-over-year to $120.1 million.

•	Non-advertising revenues decreased 15% year-over-year to $92.8 million.

•	GAAP net income was $39.9 million or $0.69 diluted net income per share, compared to $43.1 million or $0.75 diluted net income per share in fiscal 2005.

•	Non-GAAP net income was $51.6 million or $0.88 non-GAAP diluted net income per share, compared to $46.4 million or $0.79 non-GAAP diluted net income per share in fiscal 2005.
“This was another quarter of strong performance and further demonstrates SINA’s position as the leading online advertising platform in China,” said Charles Chao, CEO of SINA. “2006 represents a year of excellent execution for SINA. Our focus on the online media business has led to enhanced brand recognition, strong user and traffic growth, and an impressive 44% year-over-year increase in online advertising revenues in China. We begin 2007 with continuing momentum from our online advertising business, which makes up 63% of our total revenues as of this quarter.”
Financial Results

For the fourth quarter of 2006, SINA reported net revenues of $56.4 million, compared to $52.0 million in the same period in fiscal 2005 and $56.1 million for the third quarter of 2006. Advertising revenues for the fourth quarter of 2006 totaled $35.7 million, representing a 43% increase from the same period last year and a 9% increase from last quarter. The growth in advertising came mainly from China, which recorded advertising revenues of $35.0 million for the fourth quarter of 2006, representing an increase of 45% from the same period last year and 10% sequentially. The growth in advertising revenues can be mostly attributed to the Beijing Auto Show, advertising seasonality and the momentum generated from the World Cup earlier in the year. Advertising revenues in the fourth quarter of 2006 represented 63% of total revenues, up from 48% in the same period last year.
Non-advertising revenues for the fourth quarter of 2006 totaled $20.7 million, a 23% decrease from the same period in 2005 and a 12% decrease over the previous quarter. The decrease in non-advertising revenues came mostly from the decline in MVAS revenues, which recorded $19.3 million for the fourth quarter of 2006, representing a decline of 22% from the same period in 2005 and a decline of 11% from last quarter. The decline in MVAS revenues was primarily due to the changes in operator policy announced in July 2006. SMS revenues contributed to most of the year-over-year decline in MVAS revenues, dropping 41% year-over-year to $10.8 million in the fourth quarter of 2006. This was partially offset by IVR revenues, which grew 158% year-over-year to $5.1 million, or 26% of total MVAS revenues, in the fourth quarter of 2006.
For fiscal 2006, SINA reported net revenues of $212.9 million, compared to $193.6 million in 2005. Advertising revenues for fiscal 2006 totaled $120.1 million, an increase of 41% from 2005. The growth in advertising came mostly from China, which generated $116.9 million in advertising revenues for fiscal 2006, representing a year-over-year growth of 44%. Non-advertising revenues for fiscal 2006 amounted to $92.8 million, a decrease of 15% from 2005. The decline in non-advertising revenues came mostly from MVAS, which generated $86.3 million in revenues for fiscal 2006, representing a 12% year-over-year decline.
Gross margin for the fourth quarter of 2006 was 62%, down from 66% in the same period last year and 64% in the last quarter. Gross margin for the fourth quarter of 2006 included a $1.1 million, or 2% of total revenues, write-off of prepaid license fees related to the iGame business, based on management’s assessment of the game business during the quarter. Advertising gross margin for the fourth quarter of 2006 was 65%, compared to 69% in the same period last year and 65% in the previous quarter. Advertising gross margin in the fourth quarter of 2006 included stock-based compensation, which was equivalent to 1% of advertising revenues. Excluding this item, advertising gross margin in the fourth quarter of 2006 was 66%, compared to 69% in the same period last year. The decline in gross margin can be mainly attributed to the increase in web production and bandwidth costs. MVAS gross margin for the fourth quarter of 2006 was 61%, compared to 62% for the same period in 2005 and last quarter.

Gross margin for fiscal 2006 was 63%, down from 67% from fiscal 2005. Advertising gross margin for fiscal 2006 was 65%, compared to 67% for fiscal 2005. Advertising gross margin in fiscal 2006 includes $1.7 million in stock-based compensation or 1% of advertising revenues. MVAS gross margin for fiscal 2006 was 60%, compared to 66% in the prior year. The decrease in gross margin was primarily related to higher transmission and content costs.
Operating expenses for the fourth quarter of 2006 totaled $24.5 million, an increase of 5% from the same period last year. Operating expenses for the fourth quarter of 2006 include $1.8 million in stock-based compensation and $0.4 million in amortization expense of intangible assets, while the operating expenses for the fourth quarter of 2005 include $0.5 million in amortization expense of intangible assets. Excluding these items, operating expenses for the fourth quarter of 2006 were $22.4 million, a decline of 2% from the fourth quarter of 2005. The decline was mainly due to lower marketing expenses.
Operating expenses for fiscal 2006 were $98.5 million, an 11% increase from 2005. Operating expenses for fiscal 2006 include $7.7 million in stock-based compensation and $1.8 million in amortization expense of intangible assets, while operating expenses for fiscal 2005 include $3.2 million in amortization expense of intangible assets. Excluding these items, operating expenses for 2006 were $89.0 million, an increase of 4% from fiscal 2005. The year over year increase was mainly due to higher payroll-related expenses, such as management bonus and sales commissions, and higher bad debt expenses, partially offset by lower marketing expenses.
Net income for the fourth quarter of 2006 was $11.7 million or $0.20 diluted net income per share, compared to $13.8 million or $0.24 for the same period last year. Net income for the fourth quarter of 2006 includes $1.1 million write-off of prepaid license fees, while net income for the fourth quarter of 2005 includes a $2.6 million gain from the sale of an online auction joint venture, both of which were excluded in the non-GAAP results. Non-GAAP net income for the fourth quarter of 2006 was $15.2 million or $0.26 non-GAAP, compared to $12.4 million or $0.21 in the same period last year.
Net income for fiscal 2006 totaled $39.9 million or $0.69 diluted net income per share, compared to $43.1 million or $0.75 diluted net income per share in fiscal 2005. Non-GAAP net income for fiscal 2006 was $51.6 million or $0.88 non-GAAP diluted net income per share, compared to $46.4 million or $0.79 diluted net income per share for fiscal 2005.
As of December 31, 2006, SINA’s cash, cash equivalents and investments in marketable securities totaled $362.8 million, compared to $300.7 million and $345.3 million as of December 31, 2005 and September 30, 2006, respectively. Cash flow from operating activities for the fourth quarter of 2006 was $14.9 million, compared to $14.4 million for the same period last year. For fiscal 2006, cash flow from operating activities was $63.1 million, compared to $58.3 million for fiscal 2005.
Business Outlook

The Company estimates that its total revenues for the first quarter of 2007 will be between $48.0 million and $50.0 million, with advertising revenues to be between $31.0 million and $32.0 million and non-advertising revenues to be between $17.0 million and $18.0 million.
Based on unvested shares as of the end of 2006 and excluding any new shares that may be granted, the Company estimates its stock-based compensation for the first quarter of 2007 to be between $2.2 million to $2.4 million and for fiscal 2007 to be between $8.2 million and $9.2 million.
Excluding the impact of any new accounting standards or tax regulations, such as FIN 48 Accounting for Uncertainty in Income Taxes, which became effective for the Company on January 1, 2007, the Company expects its applicable effective tax rate for 2007 to be approximately 10%.
Management Promotions and Changes
The Company announced today that Tong Chen, Senior Vice President and Chief Editor, who has been with the Company since 1997, has been promoted to Executive Vice President and Chief Editor, and Hong Du, Vice President, Sales & Marketing, who has been with the Company since 1999, has been promoted to Senior Vice President, Sales & Marketing.
Separately, Benjamin Tsiang, Executive Vice President in charge of SINA international operations, has decided to resign from the Company for personal reasons. Mr. Tsiang has agreed to serve as Senior Advisor to the Company.
Change of Filing Status
The Company announced that, effective immediately, it will satisfy its reporting obligations under Section 13(a) of the U.S. Securities Exchange Act of 1934 by filing reports with the Securities and Exchange Commission (SEC) on form available for use by Foreign Private Issuers (“FPI”). SINA currently meets the requirements of an FPI as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. As a result of the change announced today, after the completion of filings related to fiscal 2006, which include a report on Form 10-K and proxy statement, the Company will no longer file its periodic reports with the SEC on Form 10-K and Form 10-Q or current reports on Form 8-K. Instead, the Company will file its future annual reports, beginning with the report for the fiscal year ending December 31, 2007, on Form 20-F, and current reports on Form 6-K, which forms are applicable to FPIs.
Non-GAAP Measures
This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of the Company’s performance, should be considered in addition to, not as a substitute for, measures of the Company’s financial performance prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). The Company’s non-GAAP financial measures may be defined differently than similar terms used by other companies. Accordingly, care should be exercised in understanding how the Company defines its non-GAAP financial measures.
Reconciliations of the Company’s non-GAAP measures to the nearest GAAP measures are set forth in the section below titled “Reconciliation of Non-GAAP to GAAP Results.” These non-GAAP measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP advertising gross margin.
The Company’s management uses non-GAAP financial measures to gain an understanding of the Company’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects. The Company’s non-GAAP financial measures exclude certain special items, including stock-based compensation charges, write off of prepaid license fees, amortization of intangible assets, amortization of convertible debt issuance cost, gain and loss on the sale of business and investments, and gain and loss on investments, from its internal financial statements for purposes of its internal budgets. Non-GAAP financial measures are used by the Company’s management in their financial and operating decision-making, because management believes they reflect the Company’s ongoing business in a manner that allows meaningful period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures provide useful information to investors and others in the following ways: 1) in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose, and 2) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results. The Company’s management further believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses, gains and losses (i) that are not expected to result in future cash payments or (ii) that are non-recurring in nature or may not be indicative of its core operating results and business outlook.
The Company’s management believes excluding stock-based compensation from its non-GAAP financial measures is useful for itself and investors as such expense will not result in future cash payment and is otherwise unrelated to the Company’s core operating results. Non-GAAP financial measures that exclude stock-based compensation also enhance the comparability of results against prior periods.
The Company’s management believes excluding the non-cash write off of prepaid license fees from its non-GAAP financial measures is useful for itself and investors as such expense does not impact cash earnings and is not indicative of the Company’s core operating results and business outlook.
The Company’s management believes excluding the non-cash amortization expense of intangible assets resulting from business acquisitions from its non-GAAP financial measures of operating expenses, income from operations and net income and excluding the non-cash amortization expense of intangible assets resulting from equity-method investments from its non-GAAP financial measure of net income are useful for itself and investors because they enable a more meaningful comparison of the Company’s cash performance between reporting periods. In addition, such charges will not result in cash settlement in the future.
The Company’s management believes excluding non-cash amortization expense of issuance cost relating to convertible bonds from its non-GAAP financial measure of net income is useful for itself and investors as such expense does not have any impact on cash earnings.
The Company’s management believes excluding gains and losses on the sale of a business and investments from its non-GAAP financial measure of net income is useful for itself and investors because such gains and losses are not indicative of the Company’s core operating results.
The Company’s management believes excluding gains and losses on investment from its non-GAAP financial measure of net income is useful for itself and investors because the Company does not typically invest in common stock of other companies. Therefore, these charges are otherwise unrelated to the Company’s ongoing business operations.
The non-GAAP financial measures have limitations. They do not include all items of income and expense that affect the Company’s operations. Specifically, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and, with respect to the non-GAAP financial measures that exclude certain items under GAAP, do not reflect any benefit that such items may confer to the Company. Management compensates for these limitations by also considering the Company’s financial results as determined in accordance with GAAP.
Conference Call
SINA will host a conference call at 8:00 p.m. Eastern Time today to present an overview of the Company’s financial performance and business operations for the fourth quarter and fiscal year ended December 31, 2006. The dial-in number for the call is 617-801-9702. The pass code is 61729864. A live Webcast of the call will be available from 8:00 p.m. — 9:00 p.m. ET on Wednesday, February 7, 2007 (9:00 a.m. — 10:00 a.m. Beijing Time on February 8, 2007).The call can be accessed through SINA’s corporate web site at http://corp.sina.com. The call will be archived for 12 months on SINA’s corporate web site at http://corp.sina.com. A replay of the conference call will be available through February 14, 2007 at midnight eastern time. The dial-in number is 617-801-6888. The pass code for the replay is 34193300.
About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.
Safe Harbor Statement
This announcement contains forward-looking statements that relate to, among other things, SINA’s expected financial performance (as described without limitation in the “Business Outlook” section and in quotations from management in this press release) and SINA’s strategic and operational plans. SINA may also make forward-looking statements in the Company’s periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the changes by mobile operators in China to their policies for MVAS, the Company’s ability to develop and market other MVAS products, fluctuations in quarterly operating results, the Company’s reliance on online advertising sales and MVAS for a majority of its revenues, the Company’s reliance on mobile operators in China to provide MVAS, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission.
Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollar in thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,		September 30,	December 31,

	2006	2005	2006	2006	2005

Net revenues:
Advertising	$35,735	$25,010	$32,697	$120,067	$84,999
Non-advertising	20,670	26,940	23,362	92,787	108,553

	56,405	51,950	56,059	212,854	193,552

Cost of revenues:
Advertising (a)	12,581	7,782	11,333	42,529	27,627
Non-advertising	9,076	9,976	8,715	36,881	35,480

	21,657	17,758	20,048	79,410	63,107

Gross profit	34,748	34,192	36,011	133,444	130,445

Operating expenses:
Sales and marketing (a)	12,460	13,753	12,210	49,972	51,690
Product development (a)	4,888	4,230	5,082	19,573	15,268
General and administrative (a)	6,756	4,835	7,832	27,172	18,820
Amortization of intangibles	415	475	468	1,820	3,159

	24,519	23,293	25,592	98,537	88,937

Income from operations	10,229	10,899	10,419	34,907	41,508

Non-operating income:
Interest and other income	2,441	1,757	2,156	8,549	6,551
Gain (loss) on sale of business and investments, net	373	2,649	(134)	2,033	4,136
Gian (loss) on investment in Tidetime Sun, net	123	(435)	(270)	(147)	(3,175)
Loss on equity investments	—	(390)	(185)	(690)	(2,810)
Amortization of convertible debt issuance cost	(171)	(171)	(172)	(685)	(685)

	2,766	3,410	1,395	9,060	4,017

Income before income taxes	12,995	14,309	11,814	43,967	45,525
Provision for income taxes	(1,273)	(550)	(1,095)	(4,051)	(2,410)

Net income	$11,722	$13,759	$10,719	$39,916	$43,115

Basic net income per share	$0.22	$0.26	$0.20	$0.74	$0.82

Diluted net income per share	$0.20	$0.24	$0.19	$0.69	$0.75

Shares used in computing basic net income per share	54,103	53,208	53,690	53,696	52,485
Shares used in computing diluted net income per share	58,780	58,814	58,419	58,549	58,792

Net income used for diluted net income per share calculation:
Net income	$11,722	$13,759	$10,719	$39,916	$43,115
Amortization of convertible debt issuance cost	171	171	172	685	685

	$11,893	$13,930	$10,891	$40,601	$43,800

(a) Stock-based compensation included under SFAS 123R was as follows:
Cost of revenues — advertising	$475	$—	$568	$1,743	$-
Sales and marketing	366	—	531	1,511	-
Product development	491	—	606	1,808	-
General and administrative	897	—	1,001	4,412	-

	$2,229	$—	$2,706	$9,474	$-

SINA CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(U.S. Dollar in thousands, except per share data)

	Three months ended				Three months ended				Three months ended
	December 31, 2006				December 31, 2005				September 30, 2006
				Non-GAAP				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results	Actual	Adjustments		Results

		475	(a)
		1,113	(f)							568	(a)

Gross profit	$34,748	$1,588		$36,336	$34,192	$—		$34,192	$36,011	$568		$36,579

		(1,754)	(a)							(2,138)	(a)
		(415)	(b)			(475	)(b)			(468)	(b)

Operating expenses	$24,519	$(2,169)		$22,350	$23,293	$(475)		$22,818	$25,592	$(2,606)		$22,986

		2,229	(a)
		1,113	(f)							2,706	(a)
		415	(b)			475	(b)			468	(b)

Income from operations	$10,229	$3,757		$13,986	$10,899	$475		$11,374	$10,419	$3,174		$13,593

		2,229	(a)							2,706	(a)
		1,113	(f)			475	(b)			468	(b)
		415	(b)			171	(c)			172	(c)
		171	(c)			(2,649	)(d)			134	(d)
		(373	)(d)			435	(e)			270	(e)
		(123	)(e)			176	(b)			145	(b)

Net income	$11,722	$3,432		$15,154	$13,759	$(1,392)		$12,367	$10,719	$3,895		$14,614

Diluted net income per share	$0.20			$0.26	$0.24			$0.21	$0.19			$0.25

Shares used in computing diluted net income per share	58,780			58,780	58,814			58,814	58,419			58,419

Net income used in computing diluted net income per share:
Net income	$11,722			$15,154	$13,759			$12,367	$10,719			$14,614
Amortization of convertible debt issuance costs	171			—	171			—	172			-

	$11,893			$15,154	$13,930			$12,367	$10,891			$14,614

Gross margin — advertising	65%	1%		66%	69%	0%		69%	65%	2%		67%

	Twelve months ended				Twelve months ended
	December 31, 2006				December 31, 2005
				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results

		1,743	(a)
		1,113	(f)

Gross profit	$133,444	$2,856		$136,300	$130,445	$—		$130,445

		(7,731)	(a)
		(1,820)	(b)			(3,159)	(b)

Operating expenses	$98,537	$(9,551)		$88,986	$88,937	$(3,159)		$85,778

		9,474	(a)
		1,113	(f)
		1,820	(b)			3,159	(b)

Income from operations	$34,907	$12,407		$47,314	$41,508	$3,159		$44,667

		9,474	(a)
		1,113	(f)
		1,820	(b)			3,159	(b)
		685	(c)			685	(c)
		(2,033)	(d)			(4,136)	(d)
		147	(e)			3,175	(e)
		499	(b)			367	(b)

Net income	$39,916	$11,705		$51,621	$43,115	$3,250		$46,365

Diluted net income per share	$0.69			$0.88	$0.75			$0.79

Shares used in computing diluted net income per share	58,549			58,549	58,792			58,792

Net income used in computing diluted net income per share:
Net income	$39,916			$51,621	$43,115			$46,365
Amortization of convertible debt issuance costs	685			—	685			-

	$40,601			$51,621	$43,800			$46,365

Gross margin — advertising	65%	1%		66%	67%	0%		67%

(a)	To adjust stock-based compensation charges

(b)	To adjust amortization of intangible assets

(c)	To adjust amortization of convertible debt issuance cost

(d)	To adjust (gain) loss on the sale of business and investments

(e)	To adjust (gain) loss on investment in Tidetime Sun

(f)	To adjust a write-off of game license

SINA CORPORATION
UNAUDITED SEGMENT INFORMATION
(U.S. Dollar in thousands)

	Three months ended			Twelve months ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Net revenues
Advertising	$35,735	$25,010	$32,697	$120,067	$84,999
Mobile related	19,304	24,803	21,811	86,257	98,070
Others	1,366	2,137	1,551	6,530	10,483

	$56,405	$51,950	$56,059	$212,854	$193,552

Cost of revenues
Advertising	$12,581	$7,782	$11,333	$42,529	$27,627
Mobile related	7,617	9,491	8,313	34,255	33,814
Others	1,459	485	402	2,626	1,666

	$21,657	$17,758	$20,048	$79,410	$63,107

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollar in thousands)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash, cash equivalents and investments in marketable securities	$362,751	$300,689
Accounts receivable, net	45,031	33,940
Other current assets	10,330	12,380

Total current assets	418,112	347,009

Property and equipment, net	27,101	22,207
Long-term investments	1,170	3,977
Goodwill and intangible assets, net	90,534	92,354
Other assets	1,892	3,174

Total assets	$538,809	$468,721

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,614	$1,582
Accrued liabilities	41,993	43,235
Income taxes payable	7,389	4,282
Convertible debt	100,000	-

Total current liabilities	150,996	49,099

Convertible debt	—	100,000

Total liabilities	150,996	149,099

Shareholders’ equity	387,813	319,622

Total liabilities and shareholders’ equity	$538,809	$468,721